Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2015 gives effect to (i) the Company Financing, (ii) the N-Vision Acquisition, (iii) the N-Vision Debt Refinancing and (iv) the TVN Tender Offer, each as more fully described below, as if they each occurred as of March 31, 2015. The following unaudited pro forma condensed combined statements of operations of the Company for the three-month period ended March 31, 2015 and the year ended December 31, 2014 similarly give effect to the Company Financing, the N-Vision Acquisition, the N-Vision Debt Refinancing and the TVN Tender Offer, as if they each occurred at the beginning of the period on January 1, 2014. The Company Financing, the N-Vision Acquisition, the N-Vision Debt Refinancing and the TVN Tender Offer are collectively referred to as the “Transactions.”

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the Company’s historical audited and interim unaudited consolidated financial statements, including the notes thereto, and N-Vision’s historical audited consolidated financial statements, including the notes thereto. The financial statements of the Company are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The annual financial statements of N-Vision, which were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) are included in the Company’s Current Report on Form 8-K dated May 18, 2015. The historical interim financial information of N-Vision was derived from N-Vision’s unaudited interim consolidated financial statements which are not included or incorporated by reference herein.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributed to the Transactions. In addition, with respect to the unaudited pro forma condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the consolidated results. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believe are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not necessarily indicative of the Company’s future financial condition or operating results.

The Company Financing

In order to fund the cost of the N-Vision Acquisition, the N-Vision Debt Refinancing and the TVN Tender Offer, as well as to increase the Company’s financial capacity for general corporate and working capital purposes, the Company expects to enter into a series of financing transactions.

The Company expects to issue approximately $1.5 billion of long-term debt, with an assumed weighted-average interest rate of approximately 3.22% and an assumed weighted-average maturity of 7 years (the “Public Debt Financing”). Aggregate net proceeds expected to be raised under the Public Debt Financing are approximately $1.481 billion.

In addition, in May 2015, the Company amended its existing Revolving Credit Facility (the “Old Revolving Credit Facility”) with a group of banks to provide, among other things, for increased borrowing availability and an extended term (the “Amended Revolving Credit Facility” and collectively, the “Bank Financing”). The Amended Revolving Credit Facility now permits borrowings of up to $900 million from the former $650 million limit, with the option to increase the borrowing availability by an additional $250 million. The maturity date for a portion of the commitments under the Amended Revolving Credit Facility has been extended by one year to March 2020. Borrowings under the Amended Revolving Credit Facility bear interest based on the Company’s credit ratings, with drawn amounts bearing interest at Libor plus 125 basis points and undrawn amounts bearing interest at 15 basis points. The Amended Revolving Credit Facility continues to contain certain affirmative and negative covenants, including a restriction on the incurrence of additional indebtedness and maintenance of a maximum leverage ratio. There are no mandatory reductions in borrowing availability throughout the term.

The Public Debt Financing, together with the Bank Financing, are referred to herein as the “Company Financing.”

The N-Vision Acquisition

The N-Vision Acquisition reflects the Company’s planned purchase of all the outstanding shares of N-Vision (the “N-Vision Acquisition”) for a purchase price of approximately €584 million in cash, which equates to approximately $634 million using foreign currency exchange rates in effect as of March 31, 2015. The purchase price to be paid in connection with the N-Vision Acquisition is expected to be funded with available cash and cash equivalents raised in the Company Financing. The Company also will assume up to €865 million principal amount of debt as part of the N-Vision Acquisition, which equates to approximately $940 million of debt using foreign currency exchange rates in effect as of March 31, 2015.

The N-Vision Debt Refinancing

The N-Vision Debt Refinancing reflects the Company’s planned redemption of over half of the outstanding indebtedness of N-Vision and its subsidiaries to be assumed in the N-Vision Acquisition (the “N-Vision Debt Refinancing”). In particular, the Company intends to redeem approximately $491 million principal amount of debt, based on foreign currency exchange rates in effect as of March 31, 2015, consisting of: (i) €110 million principal amount of Senior Notes due 2018, (ii) €43 million principal amount of Senior Notes due 2020, and (iii) €300 million principal amount of Senior PIK Toggle Notes due 2021 (collectively, the “N-Vision Assumed Debt Securities”). The aggregate redemption cost of the N-Vision Assumed Debt Securities is expected to be approximately $567 million excluding accrued interest, based on foreign currency exchange rates in effect as of March 31, 2015. The aggregate redemption cost of the N-Vision Assumed Debt Securities is expected to be funded with available cash and cash equivalents to be raised in the Company Financing, and the Company intends to fund the aggregate redemption cost by N-Vision with related intercompany loans. After the N-Vision Debt Refinancing, approximately €412 million principal amount of indebtedness will be outstanding, consisting of €387 million principal amount of Senior Notes due 2020 and a €25 million revolving credit facility.

The TVN Tender Offer

TVN is owned 52.7% by N-Vision and 47.3% through a public common-stock equity interest listed on the Warsaw Stock Exchange. Pursuant to Polish takeover law, the Company is required to commence a tender offer to the public shareholders to acquire additional TVN common shares owned by the public within three months from the closing date of the N-Vision Acquisition (the “TVN Tender Offer”), increasing the Company’s ownership in TVN to a minimum of up to 66%. The Company also has the option of increasing the TVN Tender Offer to acquire 100% of the remaining public ownership in TVN.

The Company’s Board of Directors has authorized management, in its discretion, to offer to purchase up to 100% of the outstanding public shares of TVN. At this time, management has not made a determination whether to pursue any additional shares of TVN above the 66% required under Polish takeover law. Such a decision will be made at a later date based on a variety of factors, including market conditions and strategic considerations.

Given the uncertainty as to whether the Company will actually elect to purchase the full 100% of the remaining public ownership in TVN, the accompanying unaudited pro forma condensed combined financial information reflects the minimum required offer to acquire up to a minimum of 66%. The expected purchase price for the minimum-required TVN Tender Offer is approximately $240 million, based on an estimated 45.3 million shares to be acquired at an assumed purchase price of 20.00 Zloty (“PLN”) per share, translated using foreign currency exchange rates in effect as of March 31, 2015. TVN’s shares closed at 17.50 PLN on the Warsaw Stock Exchange on May 15, 2015. The Company intends to fund the TVN Tender Offer with available cash and cash equivalents raised in the Company Financing.

However, if the Company elects to acquire 100% of the remaining public ownership in TVN, it is expected that the purchase price would increase by approximately $612 million to an aggregate $852 million, based on an estimated 160.9 million shares to be acquired at an assumed purchase price of 20.00 PLN per share, translated using foreign currency exchange rates in effect as of March 31, 2015. The Company would intend to fund the incremental purchase price with new borrowings under its Amended Revolving Credit Facility (or other sources of financing) of approximately $612 million. This would increase long-term debt and reduce the non-controlling interest classified within equity by an equal amount of $612 million in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2015. In addition, for the three months ended March 31, 2015 and the year ended December 31, 2014, this would have the effect of (i) increasing interest expense on a pro forma basis by $2.7 million and $10.1 million, respectively; (ii) decreasing net income on a pro forma basis by $1.7 million and $6.6 million, respectively; (iii) decreasing net income attributable to the non-controlling interest on a pro forma basis by $9.7 million and $16.9 million, due to no portion of the public ownership remaining outstanding; and (iv) increasing net income attributable to the Company on a pro forma basis by $8.0 million and $10.3 million, respectively.

Purchase Price Allocation

The N-Vision Acquisition and the TVN Tender Offer will be accounted for as business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), which will establish a new basis of accounting for all identifiable assets acquired and liabilities assumed at fair value as of the date control is obtained. Accordingly, the cost to acquire such interests will be allocated to the underlying net assets in proportion to their respective fair values, including to the non-controlling interest in the equity of TVN held by the public and to be acquired, in whole or in part, in the TVN Tender Offer. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the unaudited pro forma condensed combined financial statements, a preliminary allocation of the excess of cost over the fair value of net tangible assets acquired has been made to identifiable intangible assets in the amounts of approximately $70 million to finite-lived customer relationships; $300 million to indefinite-lived brands and trademarks; $55 million to finite-lived brands and trademarks; $150 million to finite-lived acquired network distribution rights; $250 million to finite-lived broadcast licenses; and $1.152 billion to goodwill. In addition, approximately $852 million was allocated to the non-controlling interest in the equity of TVN held by the public. The allocation of purchase price is preliminary at this time, and will remain as such until the Company finalizes the valuation of the net assets acquired, which is not expected to be substantially completed until the Fall of 2015. The final allocation of the purchase price is dependent on a number of factors, including the final valuation of the fair value of all tangible and intangible assets acquired and liabilities assumed as of the closing dates of the N-Vision Acquisition and the TVN Tender Offer when additional information will be available. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material.

Acquisition-related transaction costs are expensed as incurred and generally include costs for legal, tax, accounting, banking, consulting and other services that are direct, incremental costs of the acquisition. The Company estimates acquisition-related transaction costs to be approximately $35 million for the N-Vision Acquisition and the TVN Tender Offer. Approximately $12 million of those transaction costs were included cumulatively in the Company’s and N-Vision’s historical financial statements for the three-month period ended March 31, 2015 and the year ended December 31, 2014. The remaining $23 million of those estimated costs will be recorded in subsequent periods when the closing of the N-Vision acquisition and the TVN Tender Offer occur. As acquisition-related transaction costs are not expected to have a continuing impact on the combined entity, such costs have been eliminated from the unaudited pro forma condensed combined statements of operations for all periods. However, pro forma effect has been given to the incurrence of all acquisition-related transaction costs in the unaudited pro forma condensed combined balance sheet as of March 31, 2015.

The consummation of the N-Vision Acquisition and TVN Tender Offer remains subject to the satisfaction of customary closing conditions, including the absence of any material adverse change in the TVN business and the receipt of regulatory approvals.

Sources and Uses of Proceeds

The following table presents a summary of the expected sources and uses of proceeds from the Company Financing (in millions):

Sources:
Gross borrowings	$1,500
Issuance discounts and costs	(19)

Net proceeds available	$1,481

Uses:
N-Vision Acquisition	$(634)
N-Vision Debt Refinancing, including $12 million of accrued interest	(579)
N-Vision Tender Offer	(240)
Estimated transaction-related costs	(23)

Net uses of proceeds	$(1,476)

Net cash available for general corporate and working capital purposes	$5

Interest Rate Sensitivity

As of March 31, 2015, on a pro forma basis after giving effect to the Company Financing, the N-Vision Acquisition, the N-Vision Debt Refinancing and the TVN Tender Offer, the Company would have had approximately $369 million in principal of variable-rate indebtedness and $1.5 billion in principal of fixed-rate indebtedness relating to the Company Financing. As such, the Company’s financing costs are sensitive to changes in interest rates. For each 0.125% increase or decrease in actual or assumed interest rates, the Company’s annual interest expense would increase or decrease by approximately $2.3 million, and net income would decrease or increase, respectively, by approximately $1.5 million.

Scripps Networks Interactive, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2015

		Pro Forma Adjustments		Pro Forma Adjustments
	Company Historical(1)	Company Financing(2)	Company Subtotal	N-Vision Historical(3)	N-Vision Acquisition(4)	N-Vision Purchase Price Allocation(5)	N-Vision Debt Refinancing(6)	TVN Tender Offer(7)	Total Pro Forma
	(thousands)
ASSETS
Current assets:
Cash and cash equivalents	$154,785	$1,481,000	$1,635,785	$81,245	$(633,655)	$—	$(578,693)	$(241,660)	$263,022
Short-term investments	—		—	13,998					13,998
Accounts receivable, net of allowances	630,322		630,322	98,469					728,791
Programs and program licenses	490,391		490,391	54,431					544,822
Deferred income taxes	55,994		55,994	37,923					93,917
Other current assets	74,575	1,871	76,446	46,562		(19,539)			103,469

Total current assets	1,406,067	1,482,871	2,888,938	332,628	(633,655)	(19,539)	(578,693)	(241,660)	1,748,019
Investments	439,240		439,240	470,871	633,655	(633,655)			910,111
Property and equipment, net of accumulated depreciation	214,779		214,779	104,813		—			319,592
Goodwill	572,047		572,047	38,165		1,113,874			1,724,086
Other intangible assets, net	582,360		582,360	16,096		808,904			1,407,360
Programs and program licenses (less current portion)	488,947		488,947	45,092					534,039
Deferred income taxes	50,045		50,045	40,723					90,768
Other non-current assets	182,139	11,129	193,268	99		—			193,367

Total Assets	$3,935,624	$1,494,000	$5,429,624	$1,048,487	$—	$1,269,584	$(578,693)	$(241,660)	$6,927,342

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,075	$—	$20,075	$42,880	$—	$—	$—	$—	$62,955
Current portion of debt	—		—	5,414					5,414
Program rights payable	32,269		32,269	—					32,269
Customer deposits and unearned revenue	56,146		56,146	2,217		—			58,363
Other accrued liabilities	218,765		218,765	97,038	17,618		(11,693)		321,728

Total current liabilities	327,255	—	327,255	147,549	17,618	—	(11,693)	—	480,729
Debt (less current portion)	1,844,622	1,494,000	3,338,622	923,397		127,000	(567,000)	—	3,822,019
Other liabilities (less current portion)	239,693		239,693	9,985		257,815			507,493

Total Liabilities	2,411,570	1,494,000	3,905,570	1,080,931	17,618	384,815	(578,693)	—	4,810,241
Redeemable Non-Controlling Interest	98,268		98,268						98,268
Total Equity	1,425,786		1,425,786	(32,444)	(17,618)	884,769	—	(241,660)	2,018,833

Total Liabilities, Redeemable Non-Controlling Interest and Equity	$3,935,624	$1,494,000	$5,429,624	$1,048,487	$—	$1,269,584	$(578,693)	$(241,660)	$6,927,342

Scripps Networks Interactive, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2015

		Pro Forma Adjustments		Pro Forma Adjustments
	Company Historical(8)	Company Financing(9)	Company Subtotal	N-Vision Historical(10)	N-Vision Acquisition(11)	N-Vision Purchase Price Allocation(12)	N-Vision Debt Refinancing(13)	TVN Tender Offer(14)	Total Pro Forma
	(thousands)
Operating revenues:
Advertising	$435,268	$—	$435,268	$78,655	$—	$—	$—	$—	$513,923
Network affiliate fees, net	209,008		209,008	14,065					223,073
Other	13,974		13,974	4,873					18,847

Total operating revenues	658,250	—	658,250	97,593	—	—	—	—	755,843
Cost of services, excluding depreciation and amortization of intangible assets	199,147		199,147	56,022					255,169
Selling, general and administrative	202,187		202,187	17,478	(10,545)			—	209,120
Depreciation	16,895		16,895	4,463		—			21,358
Amortization of intangible assets	11,695		11,695	274		7,168			19,137
Losses (gains) on disposal of property and equipment	2,516		2,516	—					2,516

Total operating expenses	432,440	—	432,440	78,237	(10,545)	7,168	—	—	507,300

Operating income	225,810	—	225,810	19,356	10,545	(7,168)	—	—	248,543
Interest expense, net	(12,967)	(12,927)	(25,894)	(21,457)		2,542	12,860	—	(31,949)
Equity in earnings of affiliates	18,945		18,945	4,274					23,219
Miscellaneous, net	5,531		5,531	24,564					30,095
Loss on retirement of debt	—		—						—

Income from operations before income taxes	237,319	(12,927)	224,392	26,737	10,545	(4,626)	12,860	—	269,908
Provision for income taxes	(71,249)	4,912	(66,337)	(4,818)	(1,230)	1,758	(2,958)	—	(73,585)

Net income	166,070	(8,015)	158,055	21,919	9,315	(2,868)	9,902	—	196,323
Less: net income attributable to non-controlling interests	(42,227)		(42,227)	(13,865)	440			3,775	(51,877)

Net income attributable to Company	$123,843	$(8,015)	$115,828	$8,054	$9,755	$(2,868)	$9,902	$3,775	$144,446

Net income attributable to Company common shareholders per share of common stock:
Net income attributable to Company common shareholders per basic share of common stock	$0.94		$0.88						$1.10

Net income attributable to Company common shareholders per diluted share of common stock	$0.94		$0.88						$1.09

Weighted average shares outstanding:
Weighted average basic shares outstanding	131,259		131,259						131,259

Weighted average diluted shares outstanding	131,942		131,942						131,942

Scripps Networks Interactive, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2014

		Pro Forma Adjustments		Pro Forma Adjustments
	Company Historical(8)	Company Financing(9)	Company Subtotal	N-Vision Historical(10)	N-Vision Acquisition(11)	N-Vision Purchase Price Allocation(12)	N-Vision Debt Refinancing(13)	TVN Tender Offer(14)	Total Pro Forma
	(thousands)
Operating revenues:
Advertising	$1,816,388	$—	$1,816,388	$409,926	$—	$—	$—	$—	$2,226,314
Network affiliate fees, net	799,178		799,178	65,257					864,435
Other	49,890		49,890	26,013					75,903

Total operating revenues	2,665,456	—	2,665,456	501,196	—	—	—	—	3,166,652
Cost of services, excluding depreciation and amortization of intangible assets	778,896		778,896	263,458					1,042,354
Selling, general and administrative	764,799		764,799	75,335	(1,608)			—	838,526
Depreciation	72,979		72,979	21,131		—			94,110
Amortization of intangible assets	55,603		55,603	1,356		28,414			85,373
Losses (gains) on disposal of property and equipment	870		870	—					870

Total operating expenses	1,673,147	—	1,673,147	361,280	(1,608)	28,414	—	—	2,061,233

Operating income	992,309	—	992,309	139,916	1,608	(28,414)	—	—	1,105,419
Interest expense, net	(52,687)	(51,707)	(104,394)	(104,348)		10,166	54,346	—	(144,230)
Equity in earnings of affiliates	85,631		85,631	9,953					95,584
Miscellaneous, net	2,598		2,598	(23,569)					(20,971)
Loss on retirement of debt	—			(5,146)					(5,146)

Income from operations before income taxes	1,027,851	(51,707)	976,144	16,806	1,608	(18,248)	54,346	—	1,030,656
Provision for income taxes	(301,043)	19,132	(281,911)	(2,421)	(306)	6,752	(12,500)	—	(290,386)

Net income	726,808	(32,575)	694,233	14,385	1,302	(11,496)	41,846	—	740,270
Less: net income attributable to non-controlling interests	(181,533)		(181,533)	(24,237)	769			6,599	(198,402)

Net income attributable to Company	$545,275	$(32,575)	$512,700	$(9,852)	$2,072	$(11,496)	$41,846	$6,599	$541,868

Net income attributable to Company common shareholders per share of common stock:
Net income attributable to Company common shareholders per basic share of common stock	$3.86		$3.63						$3.83

Net income attributable to Company common shareholders per diluted share of common stock	$3.83		$3.61						$3.81

Weighted average shares outstanding:
Weighted average basic shares outstanding	141,297		141,297						141,297

Weighted average diluted shares outstanding	142,193		142,193						142,193

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)	Reflects the historical financial position of the Company as of March 31, 2015.

(2)	Pro forma adjustments to record the Company Financing as of March 31, 2015 reflect the following:

(a)	An increase in cash and cash equivalents of $1.481 billion to reflect the net proceeds expected to be raised;

(b)	An increase in other current assets of $1.871 million and other non-current assets of $11.129 million to reflect the debt issuance costs expected to be incurred; and

(c)	An increase in long-term debt of $1.494 billion to reflect the expected issuance of $1.5 billion of debt, net of $6.0 million of original issuance discounts.

(3)	Reflects the historical financial position of N-Vision as of March 31, 2015, as adjusted for (i) certain reclassifications to conform to the Company’s basis of presentation, (ii) certain adjustments to conform N-Vision’s financial position prepared in accordance with IFRS to U.S. generally accepted accounting principles (“US GAAP”), and (iii) adjustments to translate the historical financial position of N-Vision from local currency PLN to US dollar (“USD”) using the end-of-period foreign exchange rate of approximately 3.776 PLN to 1 USD as of March 31, 2015. In addition, in order to facilitate the alignment of financial statement line items between N-Vision and the Company, certain line items in the N-Vision historical financial statements prepared under IFRS have been combined.

The adjustments to conform financial information from IFRS to US GAAP reflect the de-recognition of certain liabilities and costs and related tax consequences recorded by N-Vision in anticipation of the closing of the N-Vision Acquisition, which would not be recognized under US GAAP until the closing of the N-Vision Acquisition actually occurs.

The reclassifications to conform to the Company’s basis of presentation have no effect on the net equity of N-Vision and primarily relate to (i) reclassifications of non-current deferred tax assets to a current deferred tax asset designation based on the application of US GAAP and when such assets are expected to be realized, (ii) reclassifications of certain assets classified as intangible assets to property and equipment, and (iii) the reclassification of interest payables and debt-issuance costs classified within debt to other current and non-current assets and liability accounts.

A reconciliation of N-Vision’s financial position as presented in its historical financial statements to its financial position as presented in the unaudited pro forma condensed combined balance sheet is presented below:

N-Vision B.V.

Consolidated Balance Sheet

March 31, 2015

	IFRS Historical (in PLN)	Reclassification Adjustments (in PLN)	US GAAP Adjustments (in PLN)	US GAAP Historical Subtotal (in PLN)	US GAAP Historical (in USD)
	(thousands)
ASSETS
Current Assets:
Cash and cash equivalents	306,816			306,816	$81,245
Short-term investments	52,863			52,863	13,998
Accounts receivable, net of allowances	371,861			371,861	98,469
Programs and program licenses	205,554			205,554	54,431
Deferred income taxes	—	143,212		143,212	37,923
Other current assets	101,174	74,663		175,837	46,562

Total current assets	1,038,268	217,875	—	1,256,143	332,628
Investments	1,778,212			1,778,212	470,871
Property and equipment, net of accumulated depreciation	355,568	40,251		395,819	104,813
Goodwill	144,127			144,127	38,165
Other intangible assets, net	101,037	(40,251)		60,786	16,096
Programs and program licenses (less current portion)	170,286			170,286	45,092
Deferred income taxes	305,878	(143,212)	(8,879)	153,787	40,723
Other non-current assets	374	—		374	99

Total Assets	3,893,750	74,663	(8,879)	3,959,534	$1,048,487

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	161,933			161,933	$42,880
Current portion of debt	100,012	(79,567)		20,445	5,414
Program rights payable				—	—
Customer deposits and unearned revenue		8,374		8,374	2,217
Other accrued liabilities	341,984	71,193	(46,729)	366,448	97,038

Total current liabilities	603,929	—	(46,729)	557,200	147,549
Debt (less current portion)	3,412,486	74,663		3,487,149	923,397
Other liabilities (less current potion)	37,708	—		37,708	9,985

Total Liabilities	4,054,123	74,663	(46,729)	4,082,057	1,080,931
Redeemable Non-Controlling Interest	—			—	—

Total Equity	(160,373)		37,850	(122,523)	(32,444)

Total Redeemable Non-Controlling Interest, Liabilities and Equity	3,893,750	74,663	(8,879)	3,959,534	$1,048,487

(4)	Pro forma adjustments to record the N-Vision Acquisition as of March 31, 2015 reflect the following:

(a)	A decrease in cash and cash equivalents of $633.655 million, representing the purchase price of approximately €584 million at a foreign currency exchange rate of 1.085 Euros to 1 USD in effect as of March 31, 2015;

(b)	An increase in non-current investments of $633.655 million, reflecting the investment in a wholly owned subsidiary relating to the N-Vision Acquisition;

(c)	A net increase in other current accrued liabilities of $17.618 million relating to the accrual of $21.0 million of acquisition-related transaction costs to be incurred at a future date, partially offset by a decrease of $3.382 million in income taxes payable associated with the deductibility of a portion of the acquisition-related transaction costs; and

(d)	A decrease in equity of $17.618 million relating to the after-tax effect of $21.0 million of one-time, acquisition-related transaction costs that are expected to be incurred subsequent to March 31, 2015 and will be charged to expense as incurred, using an effective statutory tax rate of approximately 16%. As the acquisition-related transaction costs have no continuing impact on the combined entity, those costs have not been reflected in the accompanying unaudited pro forma condensed combined statements of operations for all periods presented.

(5)	Pro forma adjustments to record the purchase price accounting in accordance with ASC 805 for the N-Vision Acquisition reflect the following preliminary allocation:

(a)	A decrease in other current assets of $19.539 million to write off the net book value of historical debt issuance costs in connection with the remeasurement of debt to fair value;

(b)	A decrease in non-current investments of $633.655 million to eliminate the investment in the wholly owned subsidiary holding the interest in N-Vision as a result of the allocation of the purchase price to the underlying net assets of N-Vision;

(c)	A net increase in goodwill of $1.114 billion consisting of:

(i)	a decrease relating to the write off of N-Vision’s historical goodwill of approximately $38 million; and

(ii)	an increase representing the excess of the purchase price over the fair value of N-Vision’s net assets of $1.152 billion.

(d)	A net increase in other intangible assets of $808.904 million consisting of:

(i)	a decrease relating to the write off of N-Vision’s historical identifiable intangible assets of $16.096 million;

(ii)	an increase relating to finite-lived, customer relationships of $70 million;

(iii)	an increase relating to indefinite-lived, brands and trademarks of $300 million;

(iv)	an increase relating to finite-lived, brands and trademarks of $55 million;

(v)	an increase relating to finite-lived, acquired network distribution rights of $150 million; and

(vi)	an increase relating to finite-lived, broadcast licenses of $250 million.

(e)	An increase in long-term debt of $127 million to reflect such debt securities at fair value;

(f)	An increase in non-current deferred tax liabilities classified as a component of other non-current liabilities of $257.815 million, primarily related to the incremental book-tax basis differences arising from the revaluation of the net assets acquired in the N-Vision Acquisition for book purposes; and

(g)	An increase in equity of $884.769 million consisting of:

(i)	an increase of $32.444 million relating to the elimination of the historical equity of N-Vision, which was in a deficit position; and

(ii)	an increase of $852.325 million relating to recording the public, non-controlling interest in TVN at fair value.

The pro forma purchase price allocation presented above has been developed based on preliminary estimates of fair value using the historical financial statements and information of N-Vision as of March 31, 2015. In addition, the allocation of the purchase price to the acquired identifiable assets and assumed liabilities is based on the preliminary valuation of the identifiable intangible assets acquired and debt obligations assumed. The fair value of all other tangible assets acquired and liabilities assumed was presumed by the Company’s management to approximate their respective net book values as of March 31, 2015 in order to prepare the unaudited pro forma condensed combined financial information.

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the N-Vision Acquisition. As such, the purchase price allocation may change upon the receipt of additional and more detailed information, and such changes could result in a material change to the unaudited pro forma condensed combined financial information.

(6)	Pro forma adjustments to record the N-Vision Debt Refinancing as of March 31, 2015 reflect the following:

(a)	A decrease in cash and cash equivalents of $578.693 million relating to the use of cash to fund the aggregate redemption cost of the €453 million principal amount of N-Vision Assumed Debt Securities to be redeemed (including the payment of accrued interest), based on foreign currency exchange rates of 1.085 Euros to 1 USD in effect as of March 31, 2015;

(b)	A decrease in other current accrued liabilities of $11.693 million consisting of the payment of accrued interest in connection with the redemption of the N-Vision Assumed Debt Securities; and

(c)	A decrease in long-term debt of $567.0 million to reflect the redemption of the N-Vision Assumed Debt Securities.

(7)	Pro forma adjustments to record the TVN Tender Offer as of March 31, 2015 reflect the following:

(a)	A decrease in cash and cash equivalents of $241.660 million consisting of the $239.660 million purchase price expected to be paid in connection with the TVN Tender Offer, based on the acquisition of approximately 45.3 million shares at an assumed purchase price of 20.00 PLN per share translated at a foreign currency exchange rate of 3.776 PLN per 1 USD in effect as of March 31, 2015, plus the payment of $2 million of transaction-related costs; and

(b)	A decrease in equity of $241.660 million to reduce the 13.3% non-controlling interest in TVN acquired, including $2 million of transaction-related costs.

(8)	Reflects the historical operating results of the Company for the three-month period ended March 31, 2015 and the fiscal year ended December 31, 2014.

(9)	Pro forma adjustments to record the Company Financing for the periods presented reflect the following:

For the three-month period ended March 31, 2015

(a)	An increase in interest expense of $12.927 million consisting of:

(i)	an increase in interest expense of $12.064 million relating to the expected issuance of $1.5 billion principal amount of debt at an assumed weighted-average interest rate of 3.216%;

(ii)	a net increase in interest expense of $0.175 million relating to the $1.350 million of annual commitment fees payable on the $900 million of availability under the Amended Revolving Credit Facility at a 0.15% rate, partially offset by the elimination of $0.650 million of annual commitment fees payable on the $650 million of availability under the Old Revolving Credit Facility at a 0.10% rate;

(iii)	an increase in interest expense of $0.222 million related to the amortization of the aggregate $6 million original issuance discount expected in connection with the Public Debt Financing over an assumed weighted-average contractual life of approximately 7 years; and

(iv)	an increase in interest expense of $0.466 million related to the amortization of an aggregate $13 million of debt issuance costs expected to be incurred over an assumed weighted-average contractual life of approximately 7 years;

(b)	A decrease in the provision for income taxes for the three-month period of $4.912 million related to the $12.927 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at an effective statutory tax rate of 38%.

For the year ended December 31, 2014

(a)	An increase in interest expense of $51.707 million consisting of:

(i)	an increase in interest expense of $48.250 million relating to the expected issuance of $1.5 billion principal amount of debt at an assumed weighted-average interest rate of 3.216%;

(ii)	a net increase in interest expense of $0.7 million relating to the $1.350 million of annual commitment fees payable on the $900 million of availability under the Amended Revolving Credit Facility at a 0.15% rate, partially offset by the elimination of $0.650 million of annual commitment fees payable on the $650 million of availability under the Old Revolving Credit Facility at a 0.10% rate;

(iii)	an increase in interest expense of $0.886 million related to the amortization of the aggregate $6 million original issuance discount expected in connection with the Public Debt Financing over an assumed weighted-average contractual life of approximately 7 years; and

(iv)	an increase in interest expense of $1.871 million related to the amortization of an aggregate $13 million of debt issuance costs expected to be incurred over an assumed weighted-average contractual life of approximately 7 years;

(b)	A decrease in the provision for income taxes for the year of $19.132 million related to the $51.707 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at an effective statutory tax rate of 37%.

(10)	Reflects the historical operating results of N-Vision for the three-month period ended March 31, 2015 and the fiscal year ended December 31, 2014, each as adjusted for (i) certain reclassifications to conform to the Company’s basis of presentation, (ii) certain adjustments to conform N-Vision’s operating results prepared in accordance with IFRS to US GAAP, and (iii) adjustments to translate the historical operating results of N-Vision from local currency PLN to USD using the average foreign currency exchange rate for the period of approximately 3.719 PLN to 1 USD for the three-month period ended March 31, 2015 and 3.18 PLN to 1 USD for the year ended December 31, 2014. In addition, in order to facilitate the alignment of financial statement line items between N-Vision and the Company, certain line items in the N-Vision historical financial statements prepared under IFRS have been combined.

The reclassifications to conform to the Company’s basis of presentation have no effect on net income and primarily relate to (i) reclassifications of depreciation and amortization expense to separately presented line items, (ii) reclassifications of income from associates and joint ventures accounted for under the equity method from above operating income to below operating income, and (iii) the reclassification of incremental costs related to the N-Vision Acquisition to a component within selling, general and administrative expenses.

The adjustments to conform financial information from IFRS to US GAAP reflect the de-recognition of certain liabilities, costs and related tax consequences recorded by N-Vision in anticipation of the closing of the N-Vision Acquisition, which would not be recognized under US GAAP until the closing of the N-Vision Acquisition actually occurs.

A reconciliation of N-Vision’s operating results as presented in its historical financial statements to its operating results as presented in the unaudited pro forma condensed combined statements of operations is presented below:

N-Vision B.V.

Consolidated Statement of Operations

Three Months Ended March 31, 2015

	IFRS Historical (in PLN)	Reclassification Adjustments (in PLN)	US GAAP Adjustments (in PLN)	US GAAP Historical Subtotal (in PLN)	US GAAP Historical (in USD)
	(thousands)
Operating Revenues:
Advertising	292,505			292,505	$78,655
Network affiliate fees, net	52,306			52,306	14,065
Other	18,122			18,122	4,873

Total Operating Revenues	362,933		—	362,933	97,593
Operating Expenses:
Cost of services	220,719	(12,381)		208,338	56,022
Selling, general, and administrative expenses	68,326	11,250	(14,580)	64,996	17,478
Depreciation	—	16,597		16,597	4,463
Amortization of intangible assets	—	1,017		1,017	274
Share of (profits)/ losses of associates and joint ventures	(15,895)	15,895		—	—
Losses (gains) on disposal of property and equipment	—			—	—
Incremental costs related to the potential change of control transaction	15,953	(15,953)		—	—
Other operating expenses, net	531	(531)		—	—

Total Operating Expenses	289,634	15,894	(14,580)	290,948	78,237

Operating Income	73,299	(15,894)	14,580	71,985	19,356
Interest expense, net	(79,794)	—		(79,794)	(21,457)
Equity in earnings of affiliates	—	15,894		15,894	4,274
Miscellaneous, net	91,350			91,350	24,564
Loss on retirement of debt	—	—		—	—
					—

Income from operations before income taxes	84,855	—	14,580	99,435	26,737
Provision for income taxes	(15,147)		(2,770)	(17,917)	(4,818)

Net income	69,708	—	11,810	81,518	21,919
Less: net income attributable to non-controlling interests	51,561			51,561	13,865

Net income attributable to N-Vision	18,147	—	11,810	29,957	$8,054

N-Vision B.V.

Consolidated Statement of Operations

Year Ended December 31, 2014

	IFRS Historical (in PLN)	Reclassification Adjustments (in PLN)	US GAAP Adjustments (in PLN)	US GAAP Historical Subtotal (in PLN)	US GAAP Historical (in USD)
	(thousands)
Operating Revenues:
Advertising	1,303,566			1,303,566	$409,926
Network affiliate fees, net	207,518			207,518	65,257
Other	82,720			82,720	26,013

Total Operating Revenues	1,593,804		—	1,593,804	501,196
Operating Expenses:
Cost of services	886,184	(48,386)		837,798	263,458
Selling, general, and administrative expenses	254,511	17,204	(32,149)	239,566	75,335
Depreciation		67,195		67,195	21,131
Amortization of intangible assets		4,312		4,312	1,356
Share of (profits)/ losses of associates and joint ventures	(31,651)	31,651		—	—
Losses (gains) on disposal of property and equipment				—	—
Incremental costs related to the potential change of control transaction	37,263	(37,263)		—	—
Other operating expenses, net	3,062	(3,062)		—	—

Total Operating Expenses	1,149,369	31,651	(32,149)	1,148,871	361,280

Operating Income	444,435	(31,651)	32,149	444,933	139,916
Interest expense, net	(348,190)	16,364		(331,826)	(104,348)
Equity in earnings of affiliates		31,651		31,651	9,953
Miscellaneous, net	(74,951)	—		(74,951)	(23,569)
Loss on retirement of debt	—	(16,364)		(16,364)	(5,146)
					—

Income from operations before income taxes	21,294	—	32,149	53,443	16,806
Provision for income taxes	(1,592)		(6,108)	(7,700)	(2,421)

Net income	19,702	—	26,041	45,743	14,385
Less: net income attributable to non-controlling interests	77,074			77,074	24,237

Net income attributable to N-Vision	(57,372)	—	26,041	(31,331)	$(9,852)

(11)	Pro forma adjustments to record the N-Vision Acquisition for the periods presented reflect the following:

(a)	A decrease in selling, general and administrative costs relating to the elimination of acquisition-related transaction costs of $10.545 million for the three-month period ended March 31, 2015 and $1.608 million for the year ended December 31, 2014, as such costs were one-time in nature and did not have a continuing impact on the combined entity;

(b)	An increase in the income tax provision relating to the elimination of the tax benefit on acquisition-related transaction costs of $1.230 million for the three-month period ended March 31, 2015 and $0.306 million for the year ended December 31, 2014. Such amounts were calculated using effective statutory tax rates of approximately 12% for the three-month period ended March 31, 2015 and 19% for the year ended December 31, 2014 based on the statutory tax rates in effect in the jurisdictions where such costs were incurred;

(c)	A decrease of $0.440 million in net income attributable to non-controlling interests for the three-month period ended March 31, 2015 and $0.769 million for the year ended December 31, 2014, as a portion of such non-controlling interests in TVN held directly by one of the Sellers (and contributed to N-Vision immediately preceding the closing of the N-Vision Acquisition) was purchased by the Company; and

(d)	Acquisition-related transaction costs of $21 million expected to be incurred subsequent to March 31, 2015 have not been reflected in the accompanying pro forma condensed combined statements of operations for all periods presented. Those costs are also one-time in nature and are not expected to have any continuing impact on the combined entity.

(12)	Pro forma adjustments to record the preliminary allocation of purchase price accounting for the N-Vision Acquisition for the periods presented are as follows:

For the three-month period ended March 31, 2015

(a)	A net increase in amortization expense of $7.168 million consisting of:

(i)	the elimination of $0.274 million of historical amortization expense to write off N-Vision’s historical net book value of identifiable intangible assets, which will be reestablished in the purchase accounting to reflect such identifiable intangible assets at their respective fair values;

(ii)	an increase in amortization expense of $2.227 million relating to the $70 million fair value of finite-lived, customer relationships, over a weighted-average useful life of approximately 8 years on a straight-line basis;

(iii)	an increase in amortization expense of $0.840 million relating to the $55 million fair value of finite-lived brands and trademarks, over a weighted-average useful life of approximately 16 years on a straight-line basis;

(iv)	an increase in amortization expense of $1.875 million relating to the $150 million fair value of finite-lived, acquired network distribution rights, over a weighted-average useful life of 20 years on a straight-line basis; and

(v)	an increase in amortization expense of $2.5 million relating to the $250 million fair value of, finite-lived, broadcast licenses over a weighted-average useful life of 25 years on a straight-line basis.

(b)	A net decrease in interest expense of $2.542 million relating to the amortization of the $50.831 million adjustment to reflect a portion of the N-Vision Assumed Debt Securities at fair value over a remaining average life of 5 years. This portion of the N-Vision Assumed Debt Securities will remain outstanding after the N-Vision Debt Refinancing; and

(c)	A decrease in the provision for income taxes of $1.758 million related to the $4.626 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at an effective statutory tax rate of 38%.

For the year ended December 31, 2014

(a)	A net increase in amortization expense of $28.414 million consisting of:

(i)	the elimination of $1.356 million of historical amortization expense to write off N-Vision’s historical net book value of identifiable intangible assets, which will be reestablished in the purchase accounting to reflect such identifiable intangible assets at their respective fair values;

(ii)	an increase in amortization expense of $8.909 million relating to the $70 million fair value of finite-lived, customer relationships, over a weighted-average useful life of approximately 8 years on a straight-line basis;

(iii)	an increase in amortization expense of $3.361 million relating to the $55 million fair value of finite-lived, brands and trademarks, over a weighted-average useful life of approximately 16 years on a straight-line basis;

(iv)	an increase in amortization expense of $7.500 million relating to the $150 million fair value of finite-lived, acquired network distribution rights, over a weighted-average useful life of 20 years on a straight-line basis; and

(v)	an increase in amortization expense of $10 million relating to the $250 million fair value of finite-lived, broadcast licenses over a weighted-average useful life of 25 years on a straight-line basis.

(b)	A net decrease in interest expense of $10.166 million relating to the amortization of the $50.831 million adjustment to reflect a portion of the N-Vision Assumed Debt Securities at fair value over a remaining average life of 5 years. This portion of the N-Vision Assumed Debt Securities will remain outstanding after the N-Vision Debt Refinancing; and

(c)	A decrease in the provision for income taxes of $6.752 million related to the $18.248 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at an effective statutory tax rate of 37%.

(13)	Pro forma adjustments to record the N-Vision Debt Refinancing for the periods presented reflect the following:

(a)	A decrease in interest expense of $12.860 million for the three-month period ended March 31, 2015 and $54.346 million for the year ended December 31, 2014 to eliminate the historical interest expense relating to the N-Vision Assumed Debt Securities redeemed; and

(b)	An increase in the provision for income taxes of $2.958 million for the three-month period ended March 31, 2015 and $12.500 million for the year ended December 31, 2014 related to the aforementioned pro forma reduction in interest expense, at effective statutory tax rates of 23% for both periods.

(14)	Pro forma adjustments to record the TVN Tender Offer for the periods presented reflect the following:

A decrease of $3.775 million in net income attributable to non-controlling interests for the three-month period ended March 31, 2015 and $6.599 million for the year ended December 31, 2014, as the 13.3% non-controlling interest in TVN is expected to be purchased by the Company.